Exhibit 99.1

HPE
1701 E. Mossy Oaks Road
Spring, TX 77389-1767

hpe.com

News Release HPE reports fiscal 2026 second quarter results Record quarter puts HPE two years ahead of fiscal 2028 long-term financial plan

HOUSTON – June 1, 2026 – HPE (NYSE: HPE) today announced financial results for the second quarter ended April 30, 2026.
“HPE delivered an exceptional quarter with record-breaking revenue, higher-than-anticipated profitability, and increased free cash flow, reflecting strong execution and healthy demand across the business,” said Antonio Neri, president and CEO of HPE. “Customers continue to invest in modernizing their infrastructure and scaling AI, and our performance shows the strength of our combined networking portfolio and the value we are delivering to our shareholders.”

“We drove high profitability and cash generation this quarter through continued operational discipline as well as executing ahead of schedule against Juniper Networks and Catalyst cost synergies,” said Marie Myers, executive vice president and CFO of HPE. “Based on our performance, we are raising our fiscal 2026 guidance and introducing a fiscal 2027 financial growth framework. These updates reflect the durability of our performance and continued operational excellence – and point to faster progress toward our long-term financial plan.”

In the quarter, HPE achieved record revenue, gross margin, and non-GAAP diluted net EPS, as well as its highest-ever free cash flow generation for a second quarter.

Second Quarter Fiscal 2026 Financial Results
•Revenue: $10.7 billion, up 40% from the prior-year period
•Gross margins:
◦GAAP of 36.5%, up 810 basis points from the prior-year period and up 60 basis points sequentially
◦Non-GAAP(1) of 36.9%, up 750 basis points from the prior-year period and up 30 basis points sequentially
•Diluted net earnings per share (“EPS”):
◦GAAP of $0.44, up $1.26 from the prior-year period and above our outlook range of $0.09 - $0.13

◦Non-GAAP(1) of $0.79, up $0.41 from the prior-year period and above our outlook range of $0.51 - $0.55
•Cash flow from operations: $1.4 billion, an increase of $1.9 billion from the prior-year period
•Free cash flow(1)(2): $0.9 billion, an increase of $1.8 billion from the prior-year period
•Capital returns to common shareholders: $343 million in the form of dividends and share repurchases

Second Quarter Fiscal 2026 Segment Results
•Networking revenue was $2.7 billion, up 148.2% from the prior-year period, with 21.6% operating profit margin, compared to 25.0% from the prior-year period.
◦Within Networking, revenue from:
▪Campus & Branch was $1.3 billion, up 50.2% from the prior-year period.
▪Data Center Networking was $320 million, up 233.3% from the prior-year period.
▪Security was $273 million, up 155.1% from the prior-year period.
▪Routing was $775 million, compared to $1 million in the prior-year period.
•Cloud & AI revenue was $7.7 billion, up 22.9% from the prior-year period, with 12.4% operating profit margin, compared to 6.6% from the prior-year period.
◦Within Cloud & AI, revenue from:
▪Server was $5.5 billion, up 32.7% from the prior-year period.
▪Storage was $1.2 billion, up 2.4% from the prior-year period.
▪Financial Services was $0.9 billion, up 5.6% from the prior-year period.
•Corporate Investments and Other revenue was $281 million, up 3.3% from the prior-year period, with -3.2% of operating profit margin, compared to -2.6% from the prior-year period.
Dividend
The HPE Board of Directors declared a regular cash dividend of $0.1425 per share on the company’s common stock, payable on or about July 15, 2026, to stockholders of record as of the close of business on June 16, 2026.
Fiscal 2026 Third Quarter Outlook
HPE estimates revenue to be in the range of $11.5 billion to $12.1 billion. HPE estimates GAAP diluted net EPS to be in the range of $0.84 to $0.89 and non-GAAP diluted net EPS(1) to be in the range of $0.88 to $0.93. Fiscal 2026 third quarter non-GAAP diluted net EPS estimate excludes net after-tax adjustments of approximately $0.04 per diluted share, primarily related to amortization of intangible assets, stock-based compensation expense, acquisition, disposition and other charges, cost reduction program, and adjustments related to the sale of H3C.
Fiscal 2026 Full Year Outlook
HPE is raising its FY26 revenue growth outlook range to 29% to 33%. HPE is raising revenue growth expectations for the Networking segment to 72% to 75%. HPE estimates GAAP operating profit growth to be 885% to 930% and non-GAAP operating profit growth between 80% to 85%(1)(3).

HPE is raising both GAAP diluted net EPS to be in the range of $2.42 to $2.52 and non-GAAP diluted net EPS(1)(4) to be in the range of $3.35 to $3.45. Fiscal 2026 non-GAAP diluted net EPS estimate excludes net after-tax adjustments of approximately $0.93 per diluted share, primarily related to amortization of intangible assets, stock-based compensation expense, acquisition, disposition and other charges, cost reduction program, and adjustments related to the sale of H3C. HPE is also raising its free cash flow(1)(2)(4) guidance and now expects free cash flow to be at least $3.5 billion.

The updated FY26 outlook ranges for non-GAAP diluted net EPS and free cash flow are higher than what HPE projected the company would achieve by FY28 when it released long-term financial guidance at the HPE Securities Analyst Meeting in October 2025. The company had expected to generate at least $3.00 in non-GAAP diluted net EPS and more than $3.5 billion in free cash flow by FY28.

Fiscal 2027 Outlook Framework
The company is introducing its growth framework for FY27. HPE estimates revenue growth to be in the range of 8% to 12%. HPE estimates non-GAAP diluted net EPS(1)(4) growth to be in the range of 12% to 16% and non-GAAP operating margin rate to be in the range of 12% to 16%(1)(4). HPE estimates it will generate free cash flow(1)(2)(4) of at least $4.5 billion.

H3C Technologies Co., Limited Update
HPE also notes that the divestiture of its stake in H3C Technologies Co., Limited was completed on May 28. Cash proceeds totaling approximately $1.357 billion were received in exchange for the sale of HPE’s remaining 19% of total H3C shares outstanding. HPE received a total pretax consideration of approximately $3.5 billion for its stake in the company since it announced its intention to exit the joint venture.

1 A description of HPE’s use of non-GAAP financial information is provided below under “Use of non-GAAP financial information and key performance metrics.”
2 Free cash flow represents cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) and software assets less proceeds from the sale of PP&E), and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash.
3 FY26 non-GAAP operating profit excludes costs of approximately $2.6 billion primarily related to amortization of intangible assets, stock-based compensation expense, acquisition, disposition and other charges, and cost reduction program.
4 HPE provides certain guidance on a non-GAAP basis. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, Hewlett Packard Enterprise is unable to provide a reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts, as the Company cannot predict some elements that are included in such directly comparable GAAP financial measure. These elements could have a material impact on the Company’s reported GAAP results for the guidance period. Refer to the discussion of non-GAAP financial measures below for more information.

About HPE
HPE (NYSE: HPE) is a leader in essential enterprise technology, bringing together the power of AI, cloud, and networking to help organizations achieve more. As pioneers of possibility, our innovation and expertise advance the way people live and work. We empower our customers across industries to optimize operational performance, transform data into foresight, and maximize their impact. Unlock your boldest ambitions with HPE. Discover more at www.hpe.com.

Media Contact:
Laura Keller
Laura.Keller@hpe.com
Investor Contact:
Paul Glaser
investor.relations@hpe.com

Use of non-GAAP financial information and key performance metrics

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (“GAAP”) basis, Hewlett Packard Enterprise provides financial measures, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders, non-GAAP diluted net earnings per share attributable to common stockholders, and free cash flow (“FCF”). Hewlett Packard Enterprise also provides forecasts of non-GAAP operating profit growth, non-GAAP diluted net earnings per share, and FCF. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables below or elsewhere in the materials accompanying this news release. In addition an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide supplemental useful information to investors is included further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit, gross profit margin, operating profit (earnings from operations), operating profit margin (earnings from operations as a percentage of net revenue), net earnings, diluted net earnings (loss) per share (“EPS”), and cash flow from operations prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries (“Hewlett Packard Enterprise”) may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe”,  “expect”,  “anticipate”,  “guide”,  “optimistic”,  “intend”,  “aim”, “will”,  “estimates”, “may”, “likely”,  “could”,  “should” and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any statements regarding the ongoing integration of Juniper Networks, Inc., and any projections, estimates, or expectations of savings or synergy realizations in connection therewith; any projections, estimations, or expectations of addressable markets and their sizes, revenue (including annualized revenue run-rate), margins, expenses (including stock-based compensation expenses), investments, effective tax rates, interest rates, the impact of tax law changes and related guidance and regulations, the impact of changes in trade policies and restrictions and the uncertainty created thereby, component costs, commodity shortage, net earnings, net earnings per share, cash flows, liquidity and capital resources, inventory, goodwill, impairment charges, hedges and derivatives and related offsets, order backlog, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates, repayments of debts including our asset-backed debt securities, or other financial items; recent amendments to accounting guidance and any potential impacts on our financial reporting therefrom; any projections or estimations of orders; any projections of the amount, timing, or impact of cost saving actions and anticipated benefits to be realized if any; any statements of the plans, strategies, and objectives of management for future operations, as well as the execution and consummation of corporate transactions or contemplated acquisitions and dispositions (including but not limited to the disposition of shares of H3C Technologies Co., Limited (“H3C”) and the use of proceeds received therefrom), research and development expenditures, and any resulting benefits, cost savings, charges, or revenue or profitability improvements; any statements concerning the expected development, performance, market share, or competitive performance relating to products or services; any statements concerning technological and market trends, the pace of technological innovation, and adoption of new technologies, including quantum and artificial intelligence-related developments and any impacts of such developments on products and services offered by Hewlett Packard Enterprise; any statements regarding current or future macroeconomic trends or events and the impacts of those trends and events on Hewlett Packard Enterprise and our financial performance, including but not limited to supply chain dynamics (including but not limited to worldwide component availability), uncertain global trade policies and/or restrictions, and demand for our products and services, and our actions to mitigate such impacts to our business; the scope and duration of geopolitical tensions, including but not limited to the ongoing conflict between Russia and Ukraine, instability and conflicts in the Middle East, and the relationship between China and the U.S., and our actions in response thereto, and their impacts on our business, operations, liquidity and capital resources, employees, customers, partners, supply chain, financial results, and the world economy; any statements regarding future regulatory trends and the resulting legal and reputational exposure, including but not limited to those relating to environmental, social, governance, cybersecurity, data privacy, and artificial intelligence issues, among others; any statements regarding pending litigation, investigations, claims, or disputes, including but not limited to the legal proceedings relating to the acquisition of Juniper Networks; any statements of expectation or belief, including those relating to future guidance and the financial performance of Hewlett Packard Enterprise; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties, and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events, including but not limited to those mentioned above; the need to effectively manage third-party suppliers and distribute Hewlett Packard Enterprise's products and services; the protection of Hewlett Packard Enterprise's intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise's international operations (including from geopolitical events and macroeconomic uncertainties); the development of and transition to new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution of Hewlett Packard Enterprise’s ongoing transformation and mix shift of its portfolio of offerings; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients, and partners, including any impact thereon resulting from macroeconomic or geopolitical events, including inflation and rising commodity costs; the prospect of a shutdown of the U.S. federal government; the hiring and retention of key employees; the execution, integration, consummation, and other risks associated with business combination, disposition, and investment transactions, including but not limited to successful integration of Juniper Networks, Inc., including our ability to integrate and implement our plans and forecasts and realize our anticipated financial and operational benefits with respect to the consolidated business; the execution, timing, and results of any cost reduction actions, including estimates and assumptions related to the costs and anticipated benefits of implementing such actions; the impact of changes to privacy, cybersecurity, environmental, global trade, and other governmental regulations; changes in our product, lease, intellectual property, or real estate portfolio; the payment or non-payment of a dividend for any period; the efficacy of using non-GAAP, rather than GAAP, financial measures in business projections and planning; the judgments required in connection with determining certain financial metrics; utility of segment realignments; allowances for recovery of receivables and warranty obligations; provisions for, and resolution of, pending litigation, investigations, claims, and disputes; the impacts of tax law changes and related guidance or regulations; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the three months ended
	April 30, 2026	January 31, 2026	April 30, 2025
	In millions, except per share amounts
Net revenue	$10,678	$9,301	$7,627
Costs and Expenses:
Cost of sales (exclusive of amortization shown separately below)	6,778	5,961	5,458
Research and development	922	744	540
Selling, general and administrative	1,830	1,698	1,298
Amortization of intangible assets	323	311	37
Impairment charges	—	—	1,361
Acquisition, disposition and other charges	78	117	42
Total costs and expenses	9,931	8,831	8,736
Earnings (loss) from operations	747	470	(1,109)
Interest and other, net(1)	(73)	(54)	39
Earnings from equity interests	25	17	25
Earnings (loss) before provision for taxes	699	433	(1,045)
(Provision) benefit for taxes	(75)	19	(5)
Net earnings (loss) attributable to HPE	624	452	(1,050)
Preferred stock dividends	(29)	(29)	(29)
Net earnings (loss) attributable to common stockholders	$595	$423	$(1,079)
Net Earnings (Loss) Per Share Attributable to Common Stockholders:
Basic	$0.45	$0.32	$(0.82)
Diluted	0.44	0.31	(0.82)
Cash dividends declared per share	0.14	0.14	0.13
Cash dividends accrued per preferred share	$0.95	$0.95	$0.95
Weighted-average Shares Used to Compute Net Earnings (Loss) Per Share:
Basic	1,335	1,334	1,322
Diluted	1,432	1,356	1,322

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Earnings (Unaudited)

	For the six months ended
	April 30, 2026	April 30, 2025
	In millions, except per share amounts
Net revenue	$19,979	$15,481
Costs and Expenses:
Cost of sales (exclusive of amortization shown separately below)	12,739	11,017
Research and development	1,666	1,015
Selling, general and administrative	3,528	2,566
Amortization of intangible assets	634	75
Impairment charges	—	1,361
Acquisition, disposition and other charges	195	123
Total costs and expenses	18,762	16,157
Earnings (loss) from operations	1,217	(676)
Interest and other, net(1)	(127)	78
Gain on sale of a business	—	244
Earnings from equity interests	42	42
Earnings (loss) before provision for taxes	1,132	(312)
Provision for taxes	(56)	(111)
Net earnings (loss) attributable to HPE	1,076	(423)
Preferred stock dividends	(58)	(58)
Net earnings (loss) attributable to common stockholders	$1,018	$(481)
Net Earnings (Loss) Per Share Attributable to Common Stockholders:
Basic	$0.76	$(0.36)
Diluted	0.75	(0.36)
Cash dividends declared per share	0.29	0.26
Cash dividends accrued per preferred share	$1.91	$1.91
Weighted-average Shares Used to Compute Net Earnings (Loss) Per Share:
Basic	1,335	1,319
Diluted	1,356	1,319

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)

	For the three months ended
	April 30, 2026	January 31, 2026	April 30, 2025
	Dollars in millions
GAAP net revenue	$10,678	$9,301	$7,627
GAAP cost of sales	6,778	5,961	5,458
GAAP gross profit	3,900	3,340	2,169
Non-GAAP Adjustments
Stock-based compensation expense	23	24	13
Acquisition, disposition and other charges(2)	6	34	—
Cost reduction program	8	5	46
H3C divestiture related severance costs	—	—	16
Non-GAAP gross profit	$3,937	$3,403	$2,244

GAAP gross profit margin	36.5%	35.9%	28.4%
Non-GAAP adjustments	0.4%	0.7%	1.0%
Non-GAAP gross profit margin	36.9%	36.6%	29.4%

	For the six months ended
	April 30, 2026	April 30, 2025
	Dollars in millions
GAAP net revenue	$19,979	$15,481
GAAP cost of sales	12,739	11,017
GAAP gross profit	7,240	4,464
Non-GAAP Adjustments
Stock-based compensation expense	47	30
Acquisition, disposition and other charges(2)	40	(3)
Cost reduction program	13	46
H3C divestiture related severance costs	—	17
Non-GAAP gross profit	$7,340	$4,554

GAAP gross profit margin	36.2%	28.8%
Non-GAAP adjustments	0.5%	0.6%
Non-GAAP gross profit margin	36.7%	29.4%

	For the three months ended
	April 30, 2026	January 31, 2026	April 30, 2025
	Dollars in millions
GAAP earnings (loss) from operations	$747	$470	$(1,109)
Non-GAAP Adjustments
Amortization of intangible assets	323	311	37
Impairment charges	—	—	1,361
Stock-based compensation expense	218	216	116
H3C divestiture related severance costs	—	—	20
Cost reduction program	30	23	146
Acquisition, disposition and other charges(2)	105	162	42
Non-GAAP earnings from operations	$1,423	$1,182	$613

GAAP operating profit margin	7.0%	5.1%	(14.5)%
Non-GAAP adjustments	6.3%	7.6%	22.5%
Non-GAAP operating profit margin	13.3%	12.7%	8.0%

	For the six months ended
	April 30, 2026	April 30, 2025
	Dollars in millions
GAAP earnings (loss) from operations	$1,217	$(676)
Non-GAAP Adjustments
Amortization of intangible assets	634	75
Impairment charges	—	1,361
Stock-based compensation expense	434	270
H3C divestiture related severance costs	—	97
Cost reduction program	53	146
Acquisition, disposition and other charges(2)	267	120
Non-GAAP earnings from operations	$2,605	$1,393

GAAP operating profit margin	6.1%	(4.4)%
Non-GAAP adjustments	6.9%	13.4%
Non-GAAP operating profit margin	13.0%	9.0%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP measures (Unaudited)
	For the three months ended
	April 30, 2026	Diluted Net EPS(7)	January 31, 2026	Diluted Net EPS(7)	April 30, 2025	Diluted Net EPS(7)
	Dollars in millions, except per share amounts
GAAP net earnings (loss) attributable to common stockholders	$595		$423	$0.31	$(1,079)	$(0.82)
Preferred stock dividends	29		29		29
GAAP net earnings (loss) attributable to HPE	$624	$0.44	$452		$(1,050)
Non-GAAP Adjustments:
Amortization of intangible assets	323	0.23	311	0.23	37	0.03
Impairment charges	—	—	—	—	1,361	1.03
Stock-based compensation expense	218	0.15	216	0.16	116	0.09
H3C divestiture related severance costs	—	—	—	—	20	0.02
Cost reduction program	30	0.02	23	0.02	146	0.11
Acquisition, disposition and other charges(2)	105	0.08	162	0.12	42	0.03
Adjustments for equity interests	(25)	(0.02)	(17)	(0.01)	—	—
Loss (gain) on equity investments, net	3	—	(14)	(0.01)	(7)	(0.01)
Adjustments for taxes	(110)	(0.07)	(170)	(0.14)	(91)	(0.08)
Other adjustments(3)	(32)	(0.04)	(33)	(0.03)	(29)	(0.02)
Non-GAAP net earnings attributable to HPE(4)	1,136	$0.79	930	$0.65	545	$0.38
Preferred stock dividends	(29)		(29)		(29)
Non-GAAP net earnings attributable to common stockholders	$1,107		$901		$516

	For the six months ended
	April 30, 2026	Diluted Net EPS(7)	April 30, 2025	Diluted Net EPS(7)
	Dollars in millions, except per share amounts
GAAP net earnings (loss) attributable to common stockholders	$1,018	$0.75	$(481)	$(0.36)
Preferred stock dividends	58		58
GAAP net earnings (loss) attributable to HPE	$1,076		$(423)
Non-GAAP Adjustments:
Amortization of intangible assets	634	0.47	75	0.06
Impairment charges	—	—	1,361	1.03
Stock-based compensation expense	434	0.32	270	0.20
Gain on sale of a business	—	—	(244)	(0.18)
H3C divestiture related severance costs	—	—	97	0.07
Cost reduction program	53	0.04	146	0.11
Acquisition, disposition and other charges(2)	267	0.19	120	0.08
Adjustments for equity interests	(42)	(0.03)	—	—
Gain on equity investments, net	(11)	(0.01)	(9)	(0.01)
Adjustments for taxes	(280)	(0.21)	(106)	(0.09)
Other adjustments(3)	(65)	(0.08)	(58)	(0.04)
Non-GAAP net earnings attributable to HPE(4)	2,066	1.44	1,229	0.87
Preferred stock dividends	(58)		(58)
Non-GAAP net earnings attributable to common stockholders	$2,008		$1,171

	For the three months ended
	April 30, 2026	January 31, 2026	April 30, 2025
	In millions
Net cash provided by (used in) operating activities	$1,410	$1,178	$(461)
Investment in property, plant and equipment and software assets	(583)	(569)	(547)
Proceeds from sale of property, plant and equipment	130	66	80
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(42)	33	81
Free cash flow	$915	$708	$(847)

	For the six months ended
	April 30, 2026	April 30, 2025
	In millions
Net cash provided by (used in) operating activities	$2,588	$(851)
Investment in property, plant and equipment and software assets	(1,152)	(1,075)
Proceeds from sale of property, plant and equipment	196	164
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(9)	38
Free cash flow	$1,623	$(1,724)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Balance Sheets
	As of
	April 30, 2026	October 31, 2025
	(Unaudited)	(Audited)
	In millions, except par value
ASSETS
Current Assets:
Cash and cash equivalents	$5,292	$5,773
Accounts receivable, net of allowances	6,286	5,290
Financing receivables, net of allowances	3,694	3,826
Inventory	9,034	6,352
Other current assets	5,053	3,753
Total current assets	29,359	24,994
Property, plant and equipment, net	5,597	6,002
Long-term financing receivables and other assets	13,992	13,817
Investments in equity interests	916	955
Goodwill and intangible assets	29,648	30,138
Total assets	$79,512	$75,906
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and short-term borrowings	$3,009	$4,609
Accounts payable	11,311	7,731
Employee compensation and benefits	1,957	1,871
Taxes on earnings	387	319
Deferred revenue	5,621	5,358
Other accrued liabilities	4,690	4,755
Total current liabilities	26,975	24,643
Long-term debt	18,237	17,756
Other non-current liabilities	8,947	8,753
Commitments and Contingencies
Stockholders’ Equity
HPE stockholders' Equity:
7.625% Series C mandatory convertible preferred stock, $0.01 par value (30 shares issued and outstanding as of April 30, 2026 and October 31, 2025, respectively)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,323 and 1,318 shares issued and outstanding as of April 30, 2026 and October 31, 2025, respectively)	13	13
Additional paid-in capital	30,207	30,234
Accumulated deficit	(2,211)	(2,811)
Accumulated other comprehensive loss	(2,717)	(2,748)
Total HPE stockholders’ equity	25,292	24,688
Non-controlling interests	61	66
Total stockholders’ equity	25,353	24,754
Total liabilities and stockholders’ equity	$79,512	$75,906

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the six months ended
	April 30, 2026	April 30, 2025
	In millions
Cash Flows from Operating Activities:
Net earnings (loss) attributable to HPE	$1,076	$(423)
Adjustments to Reconcile Net Earnings (Loss) Attributable to HPE to Net Cash Provided by (Used in) Operating Activities:
Depreciation and amortization	1,749	1,173
Impairment charges	—	1,361
Stock-based compensation expense	434	270
Provision for inventory and credit losses	305	190
Cost reduction program	53	146
Deferred taxes on earnings	(266)	(43)
Earnings from equity interests	(42)	(42)
Gain on sale of a business	—	(244)
Dividends received from equity investees	76	—
H3C divestiture related severance costs	—	97
Amortization of inventory fair value adjustment	31	—
Other, net	100	28
Changes in Operating Assets and Liabilities, Net of Acquisitions:
Accounts receivable	(1,098)	(372)
Financing receivables	282	25
Inventory	(2,956)	(435)
Accounts payable	3,562	(1,698)
Taxes on earnings	137	(36)
Other assets and liabilities	(855)	(848)
Net cash provided by (used in) operating activities	2,588	(851)
Cash Flows from Investing Activities:
Investment in property, plant and equipment and software assets	(1,152)	(1,075)
Proceeds from sale of property, plant and equipment	196	164
Purchases of equity investments	(4)	(1)
Proceeds from sale of available-for-sale securities and other investments	5	41
Financial collateral posted	(491)	(638)
Financial collateral received	453	287
Proceeds from sale of a business	—	210
Net cash used in investing activities	(993)	(1,012)
Cash Flows from Financing Activities:
Short-term borrowings with original maturities less than 90 days, net	(10)	(11)
Proceeds from debt, net of issuance costs	2,230	257
Payments of debt	(3,371)	(1,061)
Net payments related to stock-based award activities	(183)	(171)
Repurchases of common stock	(312)	(102)
Cash dividends paid to preferred stockholders	(58)	(54)
Cash dividends paid to common stockholders	(379)	(342)
Other	(8)	(8)
Net cash used in financing activities	(2,091)	(1,492)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(9)	38
Change in cash, cash equivalents and restricted cash	(505)	(3,317)
Cash, cash equivalents and restricted cash at beginning of period	5,859	15,105
Cash, cash equivalents and restricted cash at end of period	$5,354	$11,788

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended
	April 30, 2026	January 31, 2026	April 30, 2025
	In millions
Net Revenue(5):
Networking	$2,690	$2,706	$1,084
Cloud & AI	7,707	6,334	6,271
Corporate Investments and Other	281	261	272
Total segment net revenue	10,678	9,301	7,627

Earnings Before Taxes(5):
Networking	581	640	271
Cloud & AI	954	645	414
Corporate Investments and Other	(9)	(12)	(7)
Total segment earnings from operations	1,526	1,273	678
Unallocated corporate costs and eliminations	(103)	(91)	(65)
Stock-based compensation expense	(218)	(216)	(116)
Amortization of intangible assets	(323)	(311)	(37)
Impairment charges	—	—	(1,361)
H3C divestiture related severance costs	—	—	(20)
Cost reduction program	(30)	(23)	(146)
Acquisition, disposition and other charges(2)	(105)	(162)	(42)
Interest and other, net(1)	(73)	(54)	39
Earnings from equity interests	25	17	25
Total pretax earnings (loss)	$699	$433	$(1,045)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the six months ended
	April 30, 2026	April 30, 2025
	In millions
Net Revenue(5):
Networking	$5,396	$2,160
Cloud & AI	14,041	12,782
Corporate Investments and Other	542	539
Total segment net revenue	19,979	15,481

Earnings Before Taxes(5):
Networking	1,221	591
Cloud & AI	1,599	961
Corporate Investments and Other	(21)	(15)
Total segment earnings from operations	2,799	1,537
Unallocated corporate costs and eliminations	(194)	(144)
Stock-based compensation expense	(434)	(270)
Amortization of intangible assets	(634)	(75)
Impairment charges	—	(1,361)
Gain on sale of a business	—	244
H3C divestiture related severance costs	—	(97)
Cost reduction program	(53)	(146)
Acquisition, disposition and other charges(2)	(267)	(120)
Interest and other, net(1)	(127)	78
Earnings from equity interests	42	42
Total pretax earnings (loss)	$1,132	$(312)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Information (Unaudited)

	For the three months ended			Change (%)
	April 30, 2026	January 31, 2026	April 30, 2025	Q/Q	Y/Y
	Dollars in millions
Net Revenue:
Networking(5)
Campus & Branch	$1,322	$1,227	$880	7.7%	50.2%
Data Center Networking	320	444	96	(27.9)	233.3
Security	273	255	107	7.1	155.1
Routing	775	780	1	(0.6)	N/M
Total	2,690	2,706	1,084	(0.6)	148.2
Cloud & AI(5)
Server	5,454	4,232	4,109	28.9	32.7
Storage	1,175	1,061	1,148	10.7	2.4
Financial Services	904	876	856	3.2	5.6
Other	174	165	158	5.5	10.1
Total	7,707	6,334	6,271	21.7	22.9
Corporate Investments and Other	281	261	272	7.7	3.3
Total consolidated net revenue	$10,678	$9,301	$7,627	14.8%	40.0%

	For the six months ended		Change (%)
	April 30, 2026	April 30, 2025	Y/Y
	Dollars in millions
Net Revenue:
Networking(5)
Campus & Branch	$2,549	$1,744	46.2%
Data Center Networking	764	188	306.4
Security	528	226	133.6
Routing	1,555	2	N/M
Total	5,396	2,160	149.8
Cloud & AI(5)
Server	9,686	8,457	14.5
Storage	2,236	2,203	1.5
Financial Services	1,780	1,729	2.9
Other	339	393	(13.7)
Total	14,041	12,782	9.8
Corporate Investments and Other	542	539	0.6
Total consolidated net revenue	$19,979	$15,481	29.1%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Segment Operating Margin Summary Data (Unaudited)

	For the three months ended			Change in operating profit margin (pts)
	April 30, 2026	January 31, 2026	April 30, 2025	Q/Q	Y/Y
Segment Operating Profit Margin:
Networking	21.6%	23.7%	25.0%	(2.1)	(3.4)
Cloud & AI	12.4%	10.2%	6.6%	2.2	5.8
Corporate Investments and Other	(3.2%)	(4.6%)	(2.6%)	1.4	(0.6)
Total segment operating profit margin	14.3%	13.7%	8.9%	0.6	5.4

	For the six months ended		Change in operating profit margin (pts)
	April 30, 2026	April 30, 2025	Y/Y
Segment Operating Profit Margin:
Networking	22.6%	27.4%	(4.8)
Cloud & AI	11.4%	7.5%	3.9
Corporate Investments and Other	(3.9)%	(2.8)%	(1.1)
Total segment operating profit margin	14.0%	9.9%	4.1

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES Calculation of Diluted Net Earnings Per Share (Unaudited)

	For the three months ended
	April 30, 2026	January 31, 2026	April 30, 2025
	In millions, except per share amounts
Numerator:
GAAP net earnings (losses) attributable to common stockholders - Basic	$595	$423	$(1,079)
Plus: 7.625% Series C mandatory convertible preferred stock dividends	29	—	—
GAAP net earnings (losses) attributable to HPE - Diluted	$624	$423	$(1,079)

Non-GAAP net earnings attributable to common stockholders - Basic	$1,107	$901	$516
Plus: 7.625% Series C mandatory convertible preferred stock dividends	29	29	29
Non-GAAP net earnings attributable to HPE - Diluted	$1,136	$930	$545

Denominator:
GAAP Weighted-average shares used to compute basic net EPS	1,335	1,334	1,322
Dilutive effect of employee stock plans(6)	21	22	—
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(6)	76	—	—
GAAP Weighted-average shares used to compute diluted net EPS	1,432	1,356	1,322

Non-GAAP Weighted-average shares used to compute basic net EPS	1,335	1,334	1,322
Dilutive effect of employee stock plans(6)	21	22	10
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(6)	76	76	87
Non-GAAP Weighted-average shares used to compute diluted net EPS	1,432	1,432	1,419

GAAP Net EPS
Basic	$0.45	$0.32	$(0.82)
Diluted	$0.44	$0.31	$(0.82)

Non-GAAP Net EPS
Basic	$0.83	$0.68	$0.39
Diluted(4)	$0.79	$0.65	$0.38

	For the six months ended
	April 30, 2026	April 30, 2025
	In millions, except per share amounts
Numerator:
GAAP net earnings (losses) attributable to common stockholders - Basic	$1,018	$(481)
Plus: 7.625% Series C mandatory convertible preferred stock dividends	—	—
GAAP net earnings (losses) attributable to HPE - Diluted	$1,018	$(481)

Non-GAAP net earnings attributable to common stockholders - Basic	$2,008	$1,171
Plus: 7.625% Series C mandatory convertible preferred stock dividends	58	58
Non-GAAP net earnings attributable to HPE - Diluted	$2,066	$1,229

Denominator:
Weighted-average shares used to compute basic net EPS	1,335	1,319
Dilutive effect of employee stock plans(7)	21	—
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(7)	—	—
Weighted-average shares used to compute diluted net EPS	1,356	1,319

Denominator(Non-GAAP):
Weighted-average shares used to compute basic net EPS	1,335	1,319
Dilutive effect of employee stock plans(7)	21	14
Dilutive effect of 7.625% Series C mandatory convertible preferred stock(7)	76	76
Weighted-average shares used to compute diluted net EPS	1,432	1,409

GAAP Net EPS
Basic	$0.76	$(0.36)
Diluted	$0.75	$(0.36)

Non-GAAP Net EPS
Basic	$1.50	$0.89
Diluted(4)	$1.44	$0.87

(1)    Interest and other, net includes tax indemnification and other adjustments, non-service net periodic benefit credit, and interest and other, net.
(2)    For the six months ended April 30, 2026 and for the three months ended January 31, 2026, Acquisition, disposition and other charges include non-cash amortization of fair value adjustment for inventory in connection with the acquisition of Juniper Networks, which was recorded in cost of sales.
(3)    Other adjustments includes non-service net periodic benefit credit and tax indemnification and other adjustments.
(4)    For purposes of calculating diluted net EPS, the preferred stock dividends are added back to the net earnings attributable to common stockholders and the diluted weighted average share calculation assumes the preferred stock was converted at issuance or as of the beginning of the reporting period.
(5)    Effective at the beginning of the first quarter of fiscal 2026, HPE implemented an organizational change by (i) merging the Server, Hybrid Cloud, and Financial Services business segments into a new segment named Cloud & AI and (ii) transferring the Telco and Instant On businesses to Corporate Investments and Other from Networking. The Company reflected these changes to its segment information retrospectively. These changes had no impact on Hewlett Packard Enterprise’s previously reported consolidated net revenue, net earnings, net earnings per share or total assets.
(6)    The impact of dilutive effect of employee stock plans is calculated under the treasury stock method, and the impact of dilutive effect of the preferred stock is calculated under the if-converted method. For the six months ended April 30, 2026 and 2025; and for the three months ended January 31, 2026 and April 30, 2025, the effect of preferred stock is excluded as it would be anti-dilutive.

(7)    For the six months ended April 30, 2026 and 2025; and for the three months ended January 31, 2026 and April 30, 2025, the diluted net EPS adjustment includes the impact to Non-GAAP net earnings attributable to HPE for the dilutive effect of preferred stock.
N/M - Not Meaningful.

Use of non-GAAP financial measures
To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides non-GAAP financial measures, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue), non-GAAP income tax rate, non-GAAP net earnings attributable to HPE, non-GAAP net earnings attributable to common stockholders, non-GAAP diluted net earnings per share attributable to common stockholders, and FCF. Hewlett Packard Enterprise also provides, non-GAAP diluted net earnings per share, non-GAAP operating profit growth, and FCF.
These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating profit (non-GAAP earnings from operations) is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) is operating profit margin (earnings from operations as a percentage of net revenue). The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share attributable to common stockholders is diluted net earnings per share attributable to common stockholders. The GAAP measure most directly comparable to FCF is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measures for this quarter and prior periods are included in the tables above or elsewhere in the materials accompanying this news release.
Usefulness of non-GAAP financial measures to investors
Hewlett Packard Enterprise believes that providing the non-GAAP financial measures stated above, in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information provides Hewlett Packard Enterprise’s investors with a supplemental view to understand the Company’s historical and prospective operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates the comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in the same industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.
Economic substance of and material limitations associated with non-GAAP financial measures used by Hewlett Packard Enterprise
Non-GAAP gross profit and non-GAAP gross profit margin are defined to exclude charges related to the stock-based compensation expense, acquisition, disposition and other charges, severance costs associated with the cost reduction program, and H3C divestiture related severance costs. Non-GAAP operating profit (non-GAAP earnings from operations) and non-GAAP operating profit margin (non-GAAP earnings from operations as a percentage of net revenue) consist of earnings from operations or earnings from operations as a percentage of net revenue excluding the items mentioned above and charges relating to the amortization of intangible assets, and impairment charges. Non-GAAP net earnings, net earnings attributable to HPE and non-GAAP net earnings attributable to common stockholders and non-GAAP diluted net earnings per share attributable to common stockholders consist of net earnings or diluted net earnings per share excluding the charges previously stated, as well as gain on sale of a business, adjustments for equity interests, litigation judgments, gain or loss on equity investments, other adjustments, and adjustments for taxes. Non-GAAP net earnings attributable to HPE and non-GAAP diluted net earnings per share attributable to common stockholders includes preferred stock dividends added back to non-GAAP net earnings attributable to HPE. The Adjustments for taxes line item includes certain income tax valuation allowances and separation taxes, the impact of tax reform, structural rate adjustment, excess tax benefit from stock-based compensation, and adjustments for additional taxes or tax benefits associated with each non-GAAP item.
Hewlett Packard Enterprise believes that excluding the items mentioned above from the non-GAAP financial measures provides a supplemental view to management and investors of its consolidated financial performance and presents the financial results of the business without costs that Hewlett Packard Enterprise’s management does not believe to be reflective of ongoing operating results. Exclusion of these items can have a material impact on the equivalent GAAP measure and cash flows thus limiting their use as analytical tools. These limitations are discussed below or elsewhere in the materials accompanying this news release. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to employees, HPE excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses, and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding stock-based compensation expense.
•HPE incurred costs related to its acquisition, disposition and other charges. Charges include expenses associated with acquisitions, non-cash amortization of fair value adjustment for inventory in connection with the acquisition of Juniper Networks, Inc., exit costs associated with disposal activities, transformation costs (credits), and disaster (recovery) charges. HPE excludes these costs because the Company’s management considers these charges to be discrete events and does not believe they are reflective of normal continuing business operations. For the three and six months ended April 30, 2026 and January 31, 2026, acquisition charges were driven by costs associated with the acquisition of Juniper Networks and miscellaneous disposition related charges. For the three and six months ended April 30, 2025, acquisition charges were driven by costs associated with the pending acquisition of Juniper Networks and miscellaneous disposition related charges.
•We incurred severance and other charges pursuant to cost management initiatives. We exclude these charges because we do not believe they are reflective of normal continuing business operations. We believe eliminating these adjustments for the purposes of calculating non-GAAP measures facilitates the evaluation of our current operating performance.
•HPE incurred H3C divestiture related severance costs in connection with the disposition of issued share capital of H3C held by HPE. On September 4, 2024, HPE divested 30% of the total issued share capital of H3C and received proceeds of $2.1 billion of pre-tax consideration ($2.0 billion post-tax). The divestiture resulted in decreased future investment earnings and cash dividend inflows resulting in a decision to implement offsetting cost savings measures. These measures include severance for certain of the Company’s employees. The non-GAAP adjustment represents our costs to execute these related exit actions to offset the loss in equity earnings and related cash flows. HPE expects future annualized cost savings of approximately $120 million following the completion of these actions.
•HPE incurs charges relating to the amortization of intangible assets and excludes these charges for purposes of calculating these non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of the Company’s acquisitions. HPE excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and the Company’s internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect HPE’s cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.
•In fiscal 2025, HPE recorded non-cash impairment charges for the goodwill associated with its Cloud & AI reporting unit and the impairment of certain fixed assets. HPE believes that these non-cash charges do not reflect the Company’s operating results and is not indicative of the underlying performance of the business. HPE excludes these charges for purposes of calculating these non-GAAP measures to facilitate a supplemental evaluation of the Company’s current operating performance and comparisons to past operating results. Although this does not directly affect the Company’s cash position, the loss in value of goodwill over time can have a material impact on the equivalent GAAP earnings measure.
•Gain on sale of a business represents the gain associated with certain disposal activities. On December 1, 2024, HPE completed the disposition of the Company’s Communication Technology Group which resulted in a gain of $248 million. The Company’s management considers this divestiture to be a discrete event and believes eliminating this adjustment for the purposes of calculating non-GAAP measures facilitates the evaluation of its current operating performance.
•As of April 30, 2026, HPE possessed a 19% equity interest in H3C, however, the Company entered into share purchase agreements to divest all of the remaining issued share capital of H3C held by HPE through its subsidiaries. Beginning in fiscal 2026, the Company stopped reporting H3C earnings in its non-GAAP results due to the planned divestiture of the H3C investment. In May 2026, the Company sold the remaining equity interest in H3C. The Company believes that eliminating these amounts for purposes of calculating non-GAAP financial measures facilitates the evaluation of its current operating performance.
•HPE excludes gains and losses (including impairments) on its non-marketable equity investments because the Company does not believe they are reflective of normal continuing business operations. These adjustments are reflected in Interest and other, net in the Condensed Consolidated Statements of Earnings. The Company believes eliminating these adjustments for the purposes of calculating non-GAAP measures facilitates the evaluation of its current operating performance.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP income tax rate in order to provide consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size, frequency and timing. When projecting this long-term rate, HPE evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period and considers other factors including the Company’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where HPE operates. For fiscal 2026, HPE will use a projected non-GAAP income tax rate of 14%, which reflects currently available information as well as other factors and assumptions. For fiscal 2025, HPE used a projected non-GAAP income tax rate of 15%. The non-GAAP income tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the Company’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. HPE will re-evaluate its long-term rate as appropriate. HPE believes that making these adjustments for purposes of calculating non-GAAP measures, facilitates a supplemental evaluation of the Company’s current operating performance and comparisons to past operating results.
•FCF is defined as cash flow from operations, less net capital expenditures (investments in property, plant & equipment (“PP&E”) and software assets less proceeds from the sale of PP&E), and adjusted for the effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash. FCF does not represent the total increase or decrease in cash for the period. Hewlett Packard Enterprise’s management and investors can use FCF for the purpose of determining the amount of cash available for investment in the Company’s businesses, repurchasing stock and other purposes as well as evaluating its historical and prospective liquidity.
Compensation for material limitations with use of non-GAAP financial measures
These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are that they can have a material impact on the equivalent GAAP earnings measures and cash flows, they may be calculated differently by other companies (limiting the usefulness of those measures for comparative purposes) and may not reflect the full economic effect of the loss in value of certain assets. Hewlett Packard Enterprise compensates for these limitations on the use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure for this quarter and prior periods within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review those reconciliations carefully.